DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF 155 5th Street San Francisco, CA 94103 CONFIDENTIAL INFORMATION November 5, 2018 Deborah Sharkey 203 Los Palmos Drive N San Francisco, CA 94127 Re: Employment Offer Letter Dear Deborah, It is my pleasure to offer you a position at Eventbrite, Inc. (“Company”), coming on board to assume a primary role in building our business. The details of this offer are as follows: Position: Chief Commercial Officer Reporting To: Chief Executive Officer Base Salary: $400,000 USD per annum Retention Bonus: $45,000 USD Equity Award Value $3,500,000 USD Start Date: November 27, 2018 This offer is contingent upon reference checks, background checks, clearance of any conflicts of interest, your execution of the Proprietary Information and Invention Assignment Agreement, and your eligibility to work in the United States. The terms of your new position with the Company are as set forth below: 1. Position. We are very pleased to offer you the position set forth above under “Position” reporting directly to the position set forth above under “Reporting To.” 2. Start Date. Subject to fulfillment of the conditions imposed by this letter agreement, you will commence this new position with the Company on the above start date. 3. Proof of Right to Work. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF United States. Such documentation must be provided to us within three (3) business days of your start date, or your employment relationship with us may be terminated. 4. Compensation. (a) Base Salary. If you accept this offer, you will receive the base salary listed above, which will be payable in semi-monthly installments on our regular paydays, as in effect from time to time, net of all applicable withholding taxes and deductions. (b) Bonus. You will be eligible to participate in the Company’s Executive Bonus Plan as approved by the Company’s Board of Directors for 2019. (c) Benefits. As an employee of the Company, you will be eligible for company benefits as in effect from time to time in accordance with our policies for similarly situated employees. (d) Retention Bonus. Subject to your continued employment with the Company on the three month anniversary of your start date, you will earn the bonus listed above. The bonus will be paid in full, net of all applicable withholding taxes and other deductions, on your first regular payday following the expiration of the three-month retention period. Should your employment terminate prior to the three month anniversary of your start date, for any reason, you will not have earned any portion of the retention bonus. 5. Equity Compensation. In connection with the commencement of your employment, the Company will recommend that its board of directors (or a committee thereof) grant you restricted stock units with a value of $1,750,000 (the “RSUs”), where such value will be converted into a number of restricted stock units based on the average closing market price of the Company’s Class A common stock over the 30-day period ending on the last day of the month immediately prior to the month of the grant date. The Company will also recommend that its board of directors (or a committee thereof) grant you an option to purchase shares of Eventbrite's Class A common stock (the “Option”), with a value of $1,750,000, where such value will be converted into shares based on the grant date “fair value” as determined in accordance with standard accounting assumptions (i.e., the black-scholes value). The equity compensation shall be governed by the terms and conditions of the Company’s 2018 Stock Option and Incentive Plan, as amended (“Plan”) and the Company’s Restricted Stock Unit and Stock Options Agreements (collectively referred to herein as “RSU and Option Agreements”). A copy of the Plan and the form of the RSU and Option Agreements are available for your review. The shares underlying the RSUs and Option issued upon the settlement of the award will be subject to various rights, restrictions and obligations, as provided in the Plan and the RSU and Option Agreements. 6. Proprietary Information and Invention Assignment Agreement. Your acceptance of this offer and commencement of employment with the Company is contingent upon your execution of the Company’s “Proprietary Information and Invention Assignment Agreement,” signed copies of which must be delivered to an officer of the Company prior to or on your start date. 7. Conflicts of Interest. Your employment pursuant to this offer is contingent upon you having disclosed to the Company any potential conflicts of interest between your past employment and future duties with the Company. By accepting this offer of employment, you are certifying that (i) you are not aware of any impediment to loyal and conscientious employment with the Company, (ii) you have not engaged in any conduct or entered into any agreement that would disqualify you from employment with the Company or in any way restrict your employment with the Company, and (iii) neither your 2

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF employment with the Company nor the discharge of your employment duties will violate any agreement that you have executed with a third party. You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you in connection with your employment with the Company, and to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice and you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company’s Chief Executive Officer. By way of illustration, but not limitation, you may not (i) accept or perform work of a nature that conflicts or competes in any way with the business, products or services of the Company, or causes you or has potential to cause you to be disloyal; (ii) use any Company resources including, but not limited to, computer hardware and software, telephones, facsimile machines, and copiers, for or in connection with any non-Company work; (iii) perform any non-Company work on Company premises; or (iv) perform any non-Company work during normal business hours. Nothing in this letter agreement will prevent you from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, provided such efforts are not inconsistent with the above principles. 8. At-Will Employment. Notwithstanding any other provision of this letter agreement to the contrary, your employment with the Company will be on an “at will” basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, with or without cause. No employee or representative of the Company, other than the Chief Executive Officer has the authority to alter the at-will nature of your employment relationship. The Chief Executive Officer can only do so in a written employment agreement that is signed by both the Chief Executive Officer and yourself. We are delighted to extend you this offer until 5 pm PST on November 8, 2018 and look forward to working with you. To indicate your acceptance of the Company’s offer, please sign and date this letter agreement in the space provided below and return it to me, along with a signed and dated copy of the Proprietary Information and Invention Assignment Agreement. This letter, together with the Proprietary Information and Invention Assignment Agreement, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you. If you have any questions about this offer, please call me. We look forward to a favorable reply and to a rewarding and productive association with you. Sincerely, Julia Hartz, CEO Agreed and Accepted: 3

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF 2018-11-08 ___________________________ ______________________ Deborah Sharkey Date Enclosures: Proprietary Information and Invention Assignment Agreement; Arbitration Agreement 4

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF DISPUTE RESOLUTION AGREEMENT (US ONLY) This Dispute Resolution Agreement is a contract and covers important issues relating to your employment with Eventbrite and the settlement of any disputes that may arise from time to time between you and Eventbrite. You are free to seek assistance from independent advisors of your choice outside Eventbrite or to refrain from doing so if that is your choice. 1. How This Agreement Applies This Agreement applies to any dispute arising out of or related to your employment with Eventbrite, Inc. or one of its affiliates, successor, subsidiaries or parent companies (collectively, "Eventbrite") or termination of employment and survives after the employment relationship terminates. Nothing contained in this Agreement shall be construed to prevent or excuse you (individually or in concert with others) or Eventbrite from utilizing Eventbrite’s existing internal procedures for resolution of complaints, and this Agreement is not intended to be a substitute for such procedures. Except as it otherwise provides, this Agreement is intended to apply to the resolution of disputes that otherwise would be resolved in a court of law or before a forum other than arbitration. This Agreement requires all such disputes to be resolved only by an arbitrator through final and binding arbitration and not by a court or jury trial. Such disputes include without limitation disputes arising out of or relating to interpretation or application of this Agreement, including without limitation as to the enforceability, conscionability, revocability, or validity of this Agreement or any portion of this Agreement other than the Class Action Waiver contained in paragraph 6 below. Except as it otherwise provides, this Agreement also applies, without limitation, to disputes arising out of or related to the employment relationship, trade secrets, unfair competition, compensation, breaks and rest periods, termination, discrimination or harassment and claims arising under the Uniform Trade Secrets Act, Civil Rights Act of 1964, Americans With Disabilities Act, Age Discrimination in Employment Act, Family Medical Leave Act, Fair Labor Standards Act, Employee Retirement Income Security Act (except for claims for employee benefits under any benefit plan sponsored by Eventbrite and (a) covered by the Employee Retirement Income Security Act of 1974 or (b) funded by insurance), Genetic Information Nondiscrimination Act, and state statutes, if any, addressing the same or similar subject matters, and all other state statutory and common law claims. This Agreement is governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and evidences a transaction involving commerce. 2. Limitations On How This Agreement Applies This Agreement does not apply to: (i) claims for workers compensation, state disability insurance and unemployment insurance benefits, (ii) disputes which may not be subject to pre-dispute arbitration agreements as provided in the Dodd-Frank Wall Street Reform and Consumer Protection Act, and (iii) claims for which applicable law permits access to an administrative agency notwithstanding the existence of this Agreement and which are then brought before such administrative agency, including without limitation claims or charges brought before the Equal Employment Opportunity Commission (www.eeoc.gov), the U.S. Department of Labor (www.dol.gov), the National Labor Relations Board (www.nlrb.gov), or the Office of Federal Contract Compliance Programs (www.dol.gov/esa/ofccp). Nothing in this Agreement shall be deemed to preclude or excuse a party from bringing an administrative 5

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF claim before any agency in order to fulfill the party's obligation to exhaust administrative remedies before making a claim in arbitration. 3. Selecting The Arbitrator The neutral Arbitrator shall be selected by mutual agreement of you and Eventbrite. Unless you and Eventbrite mutually agree otherwise, the Arbitrator shall be an attorney licensed to practice in the location where the arbitration proceeding will be conducted or a retired federal or state judicial officer who presided in the jurisdiction where the arbitration will be conducted. If for any reason the parties cannot agree to an Arbitrator, either party may apply to a court of competent jurisdiction with authority over the location where the arbitration will be conducted for appointment of a neutral Arbitrator. The court shall then appoint an arbitrator, who shall act under this Agreement with the same force and effect as if the parties had selected the arbitrator by mutual agreement. The location of the arbitration proceeding shall be no more than 45 miles from the place where you last worked for Eventbrite, unless each party to the arbitration agrees in writing otherwise. 4. Starting The Arbitration All claims in arbitration are subject to the same statutes of limitation that would apply in court. The party bringing the claim must demand arbitration in writing and deliver the written demand by hand or first class mail to the other party within the applicable statute of limitations period. The demand for arbitration shall include identification of the parties, a statement of the legal and factual basis of the claim(s), and a specification of the remedy sought. Any demand for arbitration made to Eventbrite shall be provided to Eventbrite’s Legal Department at Eventbrite’s then current registered address for the service of process in California. The arbitrator shall resolve all disputes regarding the timeliness or propriety of the demand for arbitration. A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief. 5. How Arbitration Proceedings Are Conducted In arbitration, the parties will have the right to conduct adequate civil discovery, bring dispositive motions, and present witnesses and evidence as needed to present their cases and defenses, and any disputes in this regard shall be resolved by the Arbitrator. At a party’s request or on the Arbitrator’s own initiative, the Arbitrator may subpoena witnesses or documents for discovery purposes or for the arbitration hearing. 6. Class Action Waiver You and Eventbrite agree not to bring any dispute in arbitration on a class basis. Accordingly, there will be no right or authority for any dispute to be brought, heard or arbitrated as a class action ("Class Action Waiver"). The Class Action Waiver shall be severable from this Agreement in the event it is found unenforceable. Notwithstanding any other clause contained in this Agreement, any claim that all or part of the Class Action Waiver is invalid, unenforceable, unconscionable, revocable, void or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator. The Class Action Waiver shall be severable in any case in which the dispute is filed as an individual action and severance is necessary to ensure the individual action proceeds in arbitration. 6

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF Although you will not be retaliated against, disciplined or threatened with discipline as a result of exercising your rights under Section 7 of the National Labor Relations Act by the filing of or participation in a class action in any forum, Eventbrite may lawfully seek enforcement of this Agreement and the Class Action Waiver under the Federal Arbitration Act and seek dismissal of such class action or claim. 7. Paying For The Arbitration Each party will pay the fees for his, her or its own attorneys, subject to any remedies to which that party may later be entitled under applicable law. However, you will only pay so much of the arbitration filing fees as you would have paid had you filed a Complaint in a court of law and Eventbrite will pay all remaining administrative and/or hearing fees charged by the Arbitrator. 8. The Arbitration Hearing And Award The parties will arbitrate their dispute before the Arbitrator, who shall confer with the parties regarding the conduct of the hearing and resolve any disputes the parties may have in that regard. Within 30 days of the close of the arbitration hearing, any party will have the right to prepare, serve on the other party and file with the Arbitrator a brief. The Arbitrator may award any party any remedy to which that party is entitled under applicable law, but such remedies shall be limited to those that would be available to a party in his or her individual capacity in a court of law for the claims presented to and decided by the Arbitrator, and no remedies that otherwise would be available to an individual in a court of law will be forfeited by virtue of this Agreement. The Arbitrator shall apply applicable controlling law and will issue a decision or award in writing, stating the essential findings of fact and conclusions of law. Except as may be permitted or required by law, as determined by the Arbitrator, neither a party nor an Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. A court of competent jurisdiction shall have the authority to enter a judgment upon the award made pursuant to the arbitration. 9. Your Right To Opt Out Of Arbitration Arbitration is not a mandatory condition of your employment at Eventbrite, and therefore you may submit a form stating that you wish to opt out and not be subject to this Agreement. You must submit a signed and dated statement on a "Dispute Resolution Agreement Opt Out Form" ("Form"), a copy of which is attached to this Agreement and can also be obtained from hr@eventbrite.com. In order to be effective, the signed and dated Form must be returned to Eventbrite, either (i) by Certified U.S. Mail addressed to Eventbrite Inc., 155 5th Street, San Francisco, CA 94103, Attn: HR, or (ii) by email with confirmation of delivery to hr@eventbrite.com, in each case within 30 days of your signing of this Agreement. If you timely opt out as provided in this paragraph you will not be subject to any adverse employment action as a consequence of that decision and may pursue available legal remedies without regard to this Agreement. Should you not opt out of this Agreement within 30 days of your signing of this Agreement, continuing your employment after execution of this Agreement constitutes mutual acceptance of the terms of this Agreement by you and Eventbrite and binding arbitration will be the sole method by which disputes between you and Eventbrite are resolved, except to the extent set forth herein. You have the right to consult with counsel of your choice concerning this Agreement. 10. Non-Retaliation 7

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF It is against Eventbrite policy for any employee to be subject to retaliation if he or she exercises his or her right to assert claims under this Agreement. If you believe that you have been retaliated against by anyone at Eventbrite, you should immediately report this to hr@eventbrite.com. 11. Enforcement Of This Agreement This Agreement is the full and complete agreement relating to the formal resolution of disputes covered by this Agreement. Except as stated in paragraph 6, above, in the event any portion of this Agreement is deemed unenforceable, the remainder of this Agreement will be enforceable. If the Class Action Waiver is deemed to be unenforceable, you and Eventbrite agree that this Agreement is otherwise silent as to any party's ability to bring a class action in arbitration. I acknowledge that I have received, read, and understood this Dispute Resolution Agreement, including the Class Action Waiver contained herein. I further acknowledge that I have read and understood my right to opt out of this Agreement, as set forth in Paragraph 9 above. AGREED: EMPLOYEE NAME PRINTED: Deborah Sharkey EMPLOYEE SIGNATURE: { } Date: 2018-11-08 8

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF DISPUTE RESOLUTION AGREEMENT OPT OUT FORM I have reviewed the Dispute Resolution Agreement. I elect to opt out of the Dispute Resolution Agreement. I understand that there will be no adverse employment action taken against me as a consequence of that decision. I understand that this signed Dispute Resolution Agreement Opt Out Form must be returned in a timely fashion, as provided in the Dispute Resolution Agreement. The date of its return will be determined by the date of the postmark on the envelope in which the form is mailed. Alternatively, I may email the form to the email address indicated below, and the date of return will be determined by the date delivery of such email is confirmed. By timely returning this signed Dispute Resolution Agreement Opt Out Form, I understand that the Dispute Resolution Agreement will not apply to me. Date of Signature: _______________ Employee Signature: _______________ Employee Name Printed: _______________________ This Dispute Resolution Agreement Opt Out Form may be returned to the Human Resources Department either: (1) via Certified U.S. Mail addressed to Eventbrite Inc., 155 5th Street, San Francisco, CA 94103, Attn: HR; OR (2) via email to hr@eventbrite.com. 9

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT This Agreement is effective as of the commencement of my employment with Eventbrite, Inc., its subsidiaries and/or affiliates (all of the foregoing together with their successors and assigns being referred to collectively herein as the “Company”) and is intended to formalize in writing certain understandings and procedures that have been in effect since the time I was initially employed by the Company. In return for my new or continued employment by the Company, I acknowledge and agree that: 1. Period of Employment. As used herein, the period of my employment (as well as the definition of “employment,” “employed,” and words of similar import as used in this Agreement) includes any time in which I may be or have been rendering services to the Company or retained by the Company, including as an intern, consultant or independent contractor. 2. Information Systems. I recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. 3. Proprietary Information. I understand that “Proprietary Information” means information the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business, which is not generally known and which the Company wishes to maintain as confidential. Proprietary Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Proprietary Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Proprietary Information. By way of illustration, but not limitation, Proprietary Information includes any and all Company Inventions (as defined below), technical and non-technical information including patent, copyright and trade secret, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of the Company, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists and identities (including but not limited to customers of the Company on which I called or with which I may become acquainted during the term of my employment), business forecasts, sales and merchandising, marketing plans and information, and information regarding other employees. I understand nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, or working conditions of their employment, as protected by applicable law. 4. Nondisclosure of Proprietary Information. All Proprietary Information is the sole property of the Company, its assigns, and/or third parties who provided it to the Company, as applicable, and the Company, such assigns and/or such third parties, as applicable, shall be the sole owner of all patents, copyrights, works, trade secrets and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in strict confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. Notwithstanding the foregoing, it is understood that: (a) this Agreement does not restrict my use of information which is generally known in the trade or industry not as a result of a breach of this Agreement and my own skill, knowledge, know-how and

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF experience to whatever extent and in whatever way I wish (but, for clarity, the foregoing does not grant me a license to any Company intellectual property); and (b) I may make disclosures of Proprietary Information that are specifically required by law or court order, provided that I have used diligent efforts to limit disclosure and to obtain confidential treatment or a protective order and have notified the Company of such proceedings giving it an adequate chance to do the same. I understand my unauthorized use or disclosure of Company Proprietary Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by Company. I also understand my obligations under this Section 4 shall continue after termination of my employment. 5. Return of Materials. Upon termination of my employment, or at the request of the Company from time to time before termination, I will deliver to the Company all Company property, including but not limited to devices and equipment. 6. Inventions. As used in this Agreement, the term “Inventions” means any and all new or useful art, discovery, improvement, technical development, or invention whether or not patentable, know- how, designs, works of authorship, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works. To the extent allowed by applicable law, for purposes of this Agreement, the term “Inventions” (and the assignments and licenses under Section 8 below) shall include (and I hereby expressly waive) all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company. 7. Disclosure of Prior Inventions. I have identified on Attachment A (“Prior Inventions”) attached hereto all Inventions relating in any way to the Company’s business or proposed business which were made by me prior to my employment with the Company (“Prior Inventions”), and I represent that such list is complete. I represent that I have no rights in any such Inventions other than those Prior Inventions specified in Attachment A (“Prior Inventions”). If there is no such list on Attachment A (“Prior Inventions”), I represent that I have made no such Prior Inventions at the time of signing this Agreement. 8. Ownership of Company Inventions; License of Prior Inventions. I hereby agree promptly to disclose and describe to the Company, and I hereby assign and agree to assign to the Company or its designee, my entire right, title, and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) in and to all Inventions and any associated intellectual property rights which I may solely or jointly conceive, develop or reduce to practice during the period of my employment with the Company, whether prior to or following the execution of this Agreement, to and only to the fullest extent allowed by applicable law, including California Labor Code Section 2870 (“Company Inventions”). I agree to grant the Company or its designees a non-exclusive, royalty free, perpetual, irrevocable, transferable, sublicensable (with rights to sublicense through multiple tiers of distribution), worldwide license to practice all applicable patent, copyright and other intellectual property rights and confidential information relating to any Prior Inventions which I incorporate, or permit to be incorporated, in any Company Inventions, products or services, or which is necessary for the use, reproduction, distribution or other exploitation of any Company Inventions. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, such Prior Inventions in any Company Inventions, products or services without Company’s prior written consent.

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF 9. Cooperation in Perfecting Rights to Inventions. (a) I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining, perfecting, maintaining, defending and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned or licensed to the Company. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents, copyrights, mask works or other legal proceedings. (b) In the event the Company is unable for any reason to secure my signature to any document required to apply for or execute any patent, copyright, mask work or other applications with respect to any Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights with the same legal force and effect as if executed by me. 10. No Violation of Rights of Third Parties. My performance of all the terms of this Agreement and as an employee of the Company do not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment with the Company, and I will not disclose to the Company, use in the course of my employment, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I am not a party to any other agreement, whether written or oral, that will interfere with my full compliance with this Agreement. I agree not to enter into any agreement, whether written or oral, that will interfere with my full compliance with this Agreement. 11. Survival. This Agreement (a) shall survive my employment by the Company, (b) does not in any way restrict my right or the right of the Company to terminate my employment at any time, for any reason or for no reason, (c) inures to the benefit of successors and assigns of the Company, and (d) is binding upon my heirs and legal representatives. 12. Nonassignable Inventions. Notwithstanding any provision of this Agreement to the contrary, this Agreement does not apply to any Invention that qualifies fully as a nonassignable Invention under the provisions of Section 2870 of the California Labor Code (which is attached hereto as Attachment B), and I acknowledge that I have received and reviewed such provisions of the California Labor Code. However, I agree to disclose promptly in writing to the Company all Inventions made or conceived by me during the term of my employment, whether or not I believe such Inventions are subject to this Agreement, to permit a determination by the Company as to whether or not the Inventions should be the property of Company. Any such information will be received in confidence by the Company. 13. No Solicitation of Employees. During the term of my employment with the Company and for a period of twelve (12) months thereafter, I will not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. 14. No Competition. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of the Company, assist any other person or organization

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF in competing with any business or demonstrably anticipated business of the Company, or engage in any other activities that conflict with my obligations to the Company. 15. No Solicitation of Customers. I agree that for a period of twelve (12) months following my employment with the Company, I will not use any Proprietary Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services, or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. 16. Communication to Future Employers. Without disclosing any Proprietary Information, I agree to communicate my obligations under this Agreement to any future employer or potential employer. The Company is entitled to communicate my obligations under this Agreement to any such future employer or potential employer. 17. Termination Certification. Upon termination of my employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided for in this Agreement. 18. Injunctive Relief. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate) and without any requirement to post a bond. 19. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing in accordance with this section. 20. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. 21. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, such illegal, invalid or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. 22. Waiver; Delay. The waiver by the Company of a breach of any provision of this Agreement by me shall not operate or be construed as a waiver of any other or subsequent breach by me. No delay by the Company in enforcing any of its rights or remedies upon a breach of any provision of this Agreement shall be construed as a waiver of such breach. 23. Assignment. This Agreement is fully assignable by the Company, but any purported assignment of rights or delegation of duties under this Agreement by me is void and of no force and effect.

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF 24. Entire Agreement. This Agreement, together with my offer letter agreement to which this Agreement was attached, represents my entire understanding with the Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral. This Agreement may be amended or modified only with the written consent of both an authorized officer of the Company and me. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever. 25. At-Will Employment. I understand and acknowledge that my employment with the Company is for no specified term and constitutes “at-will” employment. I also understand that any representation to the contrary is unauthorized and not valid unless in writing and signed by the CEO of the Company. Accordingly, I acknowledge that my employment relationship may be terminated at any time, with or without good cause or for any or no cause, at my option or at the option of the Company, with or without notice. I further acknowledge that the Company may modify job titles, salaries, and benefits from time to time as it deems necessary. Signature page follows I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY. Accepted and Agreed: Eventbrite 155 5th Street San Francisco, CA 94103 By: Julia Hartz, CEO Title: Chief Executive Officer By:____________________________________ Name:__________________________________Deborah Sharkey Address:________________________________203 Los Palmos Drive San Francisco, CA 94127 Dated: _________________________________2018-11-08

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF Attachment A PRIOR INVENTIONS NA ________ Employee Initials

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF Attachment B California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer. (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for his employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF Attachment C EVENTBRITE, INC. TERMINATION CERTIFICATION This is to certify that Eventbrite, Inc. has previously requested the return and destruction, and I am required to return and destroy, and certify that I have returned and destroyed, all written and tangible material in my possession incorporating Proprietary Information (including but not limited to devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, or other documents or property, or reproductions of any and all aforementioned items belonging to Eventbrite, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”)), as defined in the Proprietary Information and Invention Assignment Agreement (“PIIAA”). I further certify I have complied with all the terms of the PIIAA signed by me, including but not limited to, the reporting of any inventions (as defined therein) conceived or made by me (solely or jointly with others) as covered by that agreement, and my obligations not to use or disclose Company Proprietary Information (as defined therein) except as necessary in the ordinary course of performing my duties as an employee of the Company. I further agree that I will comply with my obligation under the Proprietary Information and Invention Assignment Agreement not to use or disclose any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees. I further agree that, for twelve (12) months from the date of this Certification, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. I further agree that, for twelve (12) months from the date of this Certification, I shall not use any Proprietary Information of the Company, as defined under the Proprietary Information and Invention Assignment Agreement, to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. Without disclosing any Proprietary Information, I agree to communicate my obligations under the PIIAA to any future employer or potential employer. The Company is entitled to communicate my obligations under this Agreement to any such future employer or potential employer. After leaving the Company’s employment, I will be employed by:

DocuSign Envelope ID: AD18AD3F-DDC2-42F9-B389-221386240FCF _____________________________________________________________________________________ in the position of: _____________________________________________________________________________________ Agreed By: Signature: ________________________________ Employee Name: ___________________________ Date: _____________________________________